KAY JEWELERS | JARED The Galleria Of Jewelry | ZALES THE DIAMOND STORE | PEOPLES THE DIAMOND STORE | ERNEST JONES LOVE & LIFE | H.SAMUEL THE JEWELLER | PIERCING Pagoda | Regionals

1
Credit Metrics
Credit Metrics
Third Quarter Fiscal 2015 Fiscal 2014
Accounts receivable, net $1,292.1m $1,123.5m
Sterling credit participation 65.8% 63.4%
Sterling average monthly collection rate 11.4% 11.7%
Year to Date Fiscal 2015 Fiscal 2014
Sterling credit participation 61.7% 58.9%
Sterling average monthly collection rate 12.1% 12.3%
Exhibit 99.2

KAY JEWELERS | JARED The Galleria Of Jewelry | ZALES THE DIAMOND STORE | PEOPLES THE DIAMOND STORE | ERNEST JONES LOVE & LIFE | H.SAMUEL THE JEWELLER | PIERCING Pagoda | Regionals

Credit Statistics
Credit Statistics
Third Quarter Fiscal 2015
Fiscal 2014
Net bad debt
($41.7)m
($35.1)m
Other operating income, net
$53.5m
$45.8m
Net Impact
$11.8m
$10.7m
Year to Date Fiscal 2015
Fiscal 2014
Net bad debt
($105.8)m
($92.9)m
Other operating income, net
$161.2m
$139.1m
Net Impact
$55.4m
$46.2m
Allowance as a % of ending
accounts receivable
7.4%
7.5%